Exhibit 10.4

FIRST AMENDMENT TO TERM LOAN AGREEMENT

This FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) dated as of March 30, 2012, by and among COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), each of the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Agent”).

WHEREAS, the Borrower, the Lenders, and the Agent have entered into that certain Term Loan Agreement dated as of July 22, 2011 (as in effect immediately prior to the effectiveness of this Amendment, the “Loan Agreement”); and

WHEREAS, the Borrower, the Lenders and the Agent desire and have agreed to amend certain provisions of the Loan Agreement on the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Loan Agreement. The parties hereto agree that the Loan Agreement is amended as follows:

(a)    The Loan Agreement is amended by restating the definitions of “Affiliate”, “Assignment and Acceptance Agreement”, “Business Day”, “Capitalization Rate”, “Credit Rating”, “Derivatives Termination Value”, “Eligible Assignee”, “Environmental Laws”, “Excluded Subsidiary”, “Existing Credit Agreement”, “Federal Funds Rate”, “Post-Default Rate”, “Requisite Lenders”, “Subsidiary”, and “Unencumbered Asset Value” set forth in Section 1.1. in their entireties as follows:

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. In no event shall the Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Assignment and Acceptance Agreement” means an Assignment and Acceptance Agreement among a Lender, an Eligible Assignee and the Agent, substantially in the form of Exhibit A.

“Business Day” means (a) a day of the week (but not a Saturday, Sunday or holiday) on which the offices of the Agent in San Francisco, California are open to the public for carrying on substantially all of the Agent's business functions, and (b) if such day relates to a LIBOR Loan, any such day that is also a day on which dealings in Dollars are carried on in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capitalization Rate” means 6.75% for multifamily Properties, 7.75% for retail Properties, and 7.75% for office Properties.

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Agent, any Lender, or any Affiliate of any of them).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by the Agent (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (i) the Borrower or any of the Borrower's Affiliates or Subsidiaries or (ii) any Defaulting Lender or any of its Subsidiaries, or any Person who upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii).

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean‑up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Excluded Subsidiary” means:

(A)    any Subsidiary of Borrower (a) holding title to assets which are or are to become collateral for any Secured Debt of such Subsidiary; (b) which is prohibited from guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Debt or (ii) a provision of such Subsidiary's organizational documents which provision was included in such Subsidiary's organizational documents as a condition to the extension of such Secured Debt; and (c) for which none of the Borrower, CLP, any of their respective Subsidiaries (other than another Excluded Subsidiary) or any other Obligor has any Contingent Liability or is otherwise liable with respect to any of the Indebtedness of such Subsidiary, except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar exceptions from non‑recourse liability; and

(B)    a Subsidiary of Borrower (a) holding title to a Specified Property; (b) which is prohibited from guarantying the Indebtedness of any other Person pursuant to a provision of such Subsidiary's Governing Documents; and (c) for which none of the Borrower, CLP, any of their respective Subsidiaries or any other Obligor has any Contingent Liability or is otherwise liable with respect to any of the Indebtedness of such Subsidiary, except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar exceptions from non‑recourse liability.

“Existing Credit Agreement” means that certain Credit Agreement dated as of March 30, 2012, by and among the Borrower, the financial institutions party thereto as “Lenders,” Wells Fargo as “Administrative Agent,” and the other parties thereto.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

“Post-Default Rate” means, in respect of any principal of any Loan or any other Obligation, a rate per annum equal to (a) the Base Rate plus (b) the Applicable Margin as in effect from time to time plus (c) two percent (2.0%).

“Requisite Lenders” means, as of any date, Lenders having more than 50.0% of the aggregate outstanding principal amount of the Loans of all Lenders; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower.

“Unencumbered Asset Value” means as of any date of determination, the sum (without duplication) of (a) the Unencumbered Adjusted NOI from Properties included in Unencumbered Assets (excluding NOI attributable to Development Properties included within Unencumbered Assets) for the fiscal quarter most recently ended times 4 divided by the applicable Capitalization Rate, plus (b) the GAAP book value of all Unencumbered Assets acquired during the period of 12 consecutive months most recently ended, plus (c) the GAAP book value of Construction-In-Process and Development Properties included within Unencumbered Assets, until the earlier of (i) the date such Property is no longer a Development Property or (ii) the second quarter after such Property becomes a Stabilized Property (except that to the extent the Unencumbered Asset Value pursuant to this clause (c) and clause (d) would exceed 15% of the Unencumbered Asset Value, such excess shall be excluded), plus (d) Residential Units For Sale Value (including the Reverse Conversion Value) for Residential Units For Sale included in Unencumbered Assets (except that to the extent the Unencumbered Asset Value pursuant to this clause (d) would exceed 10% of the Unencumbered Asset Value, such excess shall be excluded), plus (e) Eligible QI Cash and Cash Equivalents included within Unencumbered Assets, plus (f) unrestricted Cash Equivalents held by the Borrower and the Guarantors included within Unencumbered Assets (except that to the extent that the Unencumbered Asset Value pursuant to clauses (e) and (f) exceeds 10% of Unencumbered Asset Value, any such excess shall be excluded), plus (g) the outstanding principal balance of First Mortgage Receivables of the Borrower and Guarantors included within Unencumbered Assets (except that to the extent the Unencumbered Asset Value pursuant to this clause (g) would exceed 5% of the Unencumbered Asset Value, such excess shall be excluded). In addition, to the extent that (A) the aggregate Unencumbered Asset Value pursuant to clauses (c), (d), (e), (f) and (g), inclusive of Specified Properties, exceeds 25% of the Unencumbered Asset Value, any such excess shall be excluded and (B) the aggregate amount of Unencumbered Asset Value attributable to Specified Properties exceeds 10% of the Unencumbered Asset Value, such excess shall be excluded. For purposes of this definition, (x) Capital Reserves for multifamily Properties shall not be deducted from Net Operating Income, and (y) for calculating the value of retail properties average NOI for the prior four quarters will be used.

(b)    The Loan Agreement is amended by adding the definitions of “ERISA Event”, “OFAC”, “Ownership Share”, “Specified Property” and “Withdrawal Liability” to Section 1.1. thereof in the appropriate alphabetical location:

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i)  the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“OFAC” means the U.S. Department of the Treasury's Office of Foreign Assets Control.

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person's relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) subject to compliance with Section 8.4.(q), such Person's relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Specified Property” means any of Metropolitan Midtown - (a mixed use property comprised of office, retail and Residential Properties), Colonial Promenade Nor du Lac - (currently a retail property, which is contemplated to be a mixed-use property in the future), Colonial Village at Cypress Village - (a multifamily rental property) and Colonial Village at Highland Hills - (a multifamily rental property) (excluding in the case of any of the foregoing Properties, any Unimproved Land associated with such Properties), which shall be considered to be an Unencumbered Asset for the purposes of this Agreement so long as such Property satisfies all of the following requirements: (a) such Property is fully developed and operational as a retail, office, for-sale residential, or multifamily property unless such property is a Development Property; (b) the Property is owned, or leased under an Eligible Ground Lease, entirely by the Borrower and/or a Subsidiary (except for any individual units within a Residential Unit For Sale Property that have been sold to unaffiliated third party purchasers); (c) neither such Property, nor any interest of the Borrower or any Subsidiary therein, is subject to any Lien (other than those described in clauses (a), (c) and (d) of the definition of Permitted Liens) or a Negative Pledge; (d) if such Property is owned or leased by a Subsidiary (i) none of the Borrower's direct or indirect ownership interest in such Subsidiary is subject to any Lien or to a Negative Pledge; (ii) the Borrower directly or indirectly through a Subsidiary, has the right to create a Lien on such Property as security for Indebtedness of such Subsidiary, as applicable and (iii) the Borrower, directly or indirectly, owns and controls at least 90% of the outstanding Equity Interests of such Subsidiary; (e) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property; (f) if such Property constitutes Construction-In-Process and construction of above-ground improvements has commenced, or in the case of a Property being developed as a Residential Unit For Sale Property and improvements or alterations thereto have commenced, such construction has not been terminated, suspended, or otherwise interrupted for more than one hundred twenty (120) consecutive days (unless such delay is a result of force majeure); (g) such Property is located entirely in a state within the contiguous 48 states of the continental United States or the District of Columbia; and (h) such Property has been designated as an “Unencumbered Asset” on Schedule 6.1(y) or an Unencumbered Asset Certificate and in either event has not been removed as an Unencumbered Asset pursuant to Section 8.4(o).

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

(c)    The Loan Agreement is amended by deleting the defined term “Assignee” from Section 1.1.

(d)    The Loan Agreement is amended by deleting the defined term “Equity Percentage” from Section 1.1.

(e)    The Loan Agreement is amended by deleting “Residential Units for Sale” from the definition of Construction Budget and replacing it with “Residential Units For Sale”.

(f)    The Loan Agreement is amended by deleting the phrase “pro rata share” from the definition of EBITDA and replacing it with “Ownership Share”.

(g)    The Loan Agreement is amended by deleting the phrase “Equity Percentage” from the definition of Fixed Charges and replacing it with “Ownership Share”.

(h)    The Loan Agreement is amended by deleting from the definition of Indebtedness the phrases “pro rata share”, “pro rata share of the ownership” and “pro rata portion” and replacing each such phrase with “Ownership Share”.

(i)    The Loan Agreement is amended by deleting the phrase “Equity Percentage” from the definition of Interest Expense and replacing it with “Ownership Share”.

(j)    The Loan Agreement is amended by deleting the phrase “Equity Percentage” from the definition of Secured Debt and replacing it with “Ownership Share” and adding “any of” before the phrase “its Unconsolidated Affiliates” therein.

(k)    The Loan Agreement is amended by deleting the phrase “the REIT” from the definition of Tangible Net Worth and replacing it with “CLP”.

(l)    The Loan Agreement is amended by deleting from the definition of Total Asset Value the phrase “pro rata share” and replacing it with “Ownership Share” and deleting the phrase “calendar quarter” and replacing it with “four (4) calendar quarters”.

(m)    The Loan Agreement is amended by adding the following new Section 1.3. to the end of Article I.:

Section 1.3. Financial Attributes of Non-Wholly Owned Subsidiaries.

Notwithstanding anything herein to the contrary, when determining the Applicable Margin and compliance by the Borrower with any financial covenant contained in any of the Loan Documents only the Ownership Share of the Borrower of the financial attributes of a Subsidiary that is not a Wholly Owned Subsidiary shall be included.

(n)    The Loan Agreement is amended by restating Section 2.8(b) in its entirety as follows:

(b)    Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of the Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Agent pursuant to Section 3.10., in the absence of manifest error, the statements of account maintained by the Agent pursuant to Section 3.10. shall be controlling.

(o)    The Loan Agreement is amended by deleting the phrase “(or a year of 365 days in the case of Base Rate Loans)” from Section 3.7.

(p)    The Loan Agreement is amended by deleting “material Indebtedness” from Section 6.1.(g) and replacing it with “Material Indebtedness”.

(q)    The Loan Agreement is amended by deleting the number $10,000,000 from Section 6.1.(i) and replacing it with the number $20,000,000.

(r)    The Loan Agreement is amended by deleting the number $20,000,000 from Section 6.1.(o) and replacing it with the number $25,000,000.

(s)    The Loan Agreement is amended by deleting the number $10,000,000 from Section 7.9. and replacing it with the number $20,000,000.

(t)    The Loan Agreement is amended by adding the parenthetical phrase “(or such shorter period as may be acceptable to the Agent)” after “(10) Business Days” in Section 7.12.(b)(iii).

(u)    The Loan Agreement is amended by deleting “American Stock Exchange” from Section 7.16. and replacing it with “NYSE Amex Equities”.

(v)    The Loan Agreement is amended by deleting “Residential Units for Sale” from Sections 8.3.(u) and 8.3.(v) and replacing each with “Residential Units For Sale”.

(w)    The Loan Agreement is amended by deleting “total indebtedness” from Section 8.3.(w) and replacing it with “Total Indebtedness”.

(x)    The Loan Agreement is amended by deleting “withdrawal liability” from Section 8.4.(c) and replacing it with “Withdrawal Liability”.

(y)    The Loan Agreement is amended by deleting the number $5,000,000 from Section 8.4.(d) and replacing it with the number $10,000,000.

(z)    The Loan Agreement is amended by restating Section 8.4.(f) in its entirety as follows:

(f)    Change of Management or Financial Condition. Prompt notice of (i) any change in the individuals serving as chief executive officer, chief financial officer, chief operating officer (or other equivalent position) of the Borrower or CLP, (ii) any change in the business, assets, liabilities, financial condition, results of operations or (provided that such change is related to Borrower, any other Obligor or any of their respective Subsidiaries and Affiliates and not a general matter affecting the economy or society) business prospects of Borrower, any other Obligor, or any of their respective Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect, or (iii) any other event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect;

(aa)    The Loan Agreement is amended by deleting the phrase “under any Indebtedness individually or in the aggregate in excess of $20,000,000, or” from Section 8.4.(g).

(bb)    The Loan Agreement is amended by deleting the number $10,000,000 from Section 8.4.(h) and replacing it with the number $20,000,000.

(cc)    The Loan Agreement is amended by deleting the word “and” appearing at the end of Section 8.4.(o), replacing the period at the end of Section 8.4.(p) with a semicolon and adding the following two new subsections to the end of Section 8.4.:

(q)    Ownership Share. Promptly upon the request of the Agent, evidence of the Borrower's calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail satisfactory to the Agent; and

(r)    Patriot Act. Promptly, upon each request, information identifying the Borrower as a Lender may request in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

(dd)    The Loan Agreement is amended by deleting the phrase “shall be required to provide paper copies of the certificate required by Section 8.3. to the Agent and” in Section 8.5.(a).

(ee)    The Loan Agreement is amended by restating 9.1.(e) in its entirety as follows:

(e)    The amount of Total Asset Value attributable to assets directly owned or leased by the Borrower and the Guarantors to be less than ninety percent (90%) of the Adjusted Total Asset Value; and

(ff)     The Loan Agreement is amended by deleting each reference to the phrase “pro rata share” in Section 9.3. and replacing each with “Ownership Share”.

(gg)    The Loan Agreement is amended by restating 9.6.(a) in its entirety as follows:

(a)    Borrower will not make any Restricted Payment to CLP and CLP will not make any Restricted Payments if, immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence, except that Borrower may only declare and make cash distributions to CLP and other holders of partnership interests in the Borrower with respect to any fiscal year to the extent necessary for CLP to distribute, and CLP may so distribute, an aggregate amount not to exceed the minimum amount necessary for CLP to remain in compliance with Section 7.13. Notwithstanding the immediately preceding sentence, if a Default or Event of Default specified in Section 10.1(a), Section 10.1.(b), Section 10.1.(e), Section 10.1.(f), or Section 10.1.(g) shall have occurred and be continuing or if as a result of the occurrence of any other Event of Default the

Obligations have been accelerated pursuant to Section 10.2.(a), then neither the Borrower nor CLP shall make any Restricted Payments to any Person whatsoever without the prior written consent of the Requisite Lenders.

(hh)     The Loan Agreement is amended by adding the following sentence to the end of Section 9.11.: “The Borrower shall not cause or permit to occur, and shall not permit any other member of the ERISA Group to cause or permit to occur, any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect”.

(ii)    The Loan Agreement is amended by restating Section 9.13. in its entirety as follows:

The Borrower shall not, and shall not permit any other Obligor or any other Subsidiary to, amend, supplement, restate or otherwise modify or waive the application of any provision of its Governing Documents if such amendment, supplement, restatement or other modification would have a Material Adverse Effect or would result in a Default or Event of Default under any Loan Document.

(jj)    The Loan Agreement is amended by restating Section 10.1.(b) in its entirety as follows:

(b)    Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or shall fail to pay when due any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document or the Fee Letter, or any other Obligor shall fail to pay when due any payment Obligation owing by such other Obligor under any Loan Document to which it is a party, and such failure shall continue for a period of five (5) Business Days from the date upon which the applicable Obligor received notice that such Obligation was payable.

(kk)    The Loan Agreement is amended by deleting the phrase “(and without regard to any qualifications limiting such representations to knowledge or belief)” from Section 10.1.(d).

(ll)    The Loan Agreement is amended by restating Section 10.1.(e)(i) in its entirety as follows:
(i)    The Borrower, any other Obligor, or any of their respective Subsidiaries shall fail to pay when due and payable, the principal of, or interest on, any Indebtedness (other than the Obligations) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having, without regard to the effect of any close-out netting provision, a Derivatives Termination Value), in each case individually or in the aggregate with all other Indebtedness as to which such a failure exists, of $25,000,000 or more (“Material Indebtedness”);

(mm)    The Loan Agreement is amended by restating Section 10.1.(f) in its entirety as follows:

(f)    Voluntary Bankruptcy Proceeding. The Borrower, any other Obligor or any other Subsidiary (other than a Subsidiary that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately following subsection, does not account for more than $30,000,000 of Total Asset Value) shall: (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding‑up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing; or (ix) take any corporate or partnership action for the purpose of effecting any of the foregoing; provided, however, that the events described in this Section 10.1.(f) as to any Subsidiary of any Obligor that is not also an Obligor shall not constitute an Event of Default unless more than five percent (5%) of the Total Asset Value is attributable to such Subsidiaries.

(nn)    The Loan Agreement is amended by restating Section 10.1.(g) in its entirety as follows:

(g)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, any other Obligor or any other Subsidiary (other than a Subsidiary that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately preceding subsection, does not account for more than $30,000,000 of Total Asset Value) in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding‑up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive days, or an order granting the remedy or other relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered; provided, however, that the events described in this Section 10.1.(g) as to any Subsidiary of any Obligor that is not also an Obligor shall not constitute an Event of Default unless more than five percent (5%) of the Total Asset Value is attributable to such Subsidiaries.

(oo)    The Loan Agreement is amended by deleting the number $10,000,000 from Section 10.1.(i) and replacing it with the number $20,000,000.

(pp)    The Loan Agreement is amended by deleting the number $10,000,000 from Section 10.1.(j) and replacing it with the number $20,000,000.

(qq)    The Loan Agreement is amended by restating Section 10.1.(k) in its entirety as follows:

(k)    ERISA.

(i)    Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $5,000,000; or

(ii)    The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $5,000,000, all as determined, and with such terms defined, in accordance with FASB ASC 715.

(rr)    The Loan Agreement is amended by restating Section 10.1.(n) in its entirety as follows:

(n)    Federal Tax Lien. A federal tax lien with a monetary value in excess of $5,000,000 shall be filed against the Borrower, any Obligor, or any of their respective Subsidiaries under Section 6323 of the Internal Revenue Code or a lien of the PBGC with a monetary value in excess of $5,000,000 shall be filed against Borrower, any other Obligor, or any of their respective Subsidiaries under Section 4068 of ERISA and in either case such lien shall remain undischarged (or otherwise unsatisfied) for a period of twenty-five (25) days after the date of filing.

(ss)    The Loan Agreement is amended by adding the following Section 10.1.(o) immediately after Section 10.1.(n):

(o)    Damage; Strike; Casualty. Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 30 consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities of the Borrower, any other Obligor, or any other Subsidiary taken as a whole and only if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.

(tt)    The Loan Agreement is amended by deleting the phrase “shall have occurred and be continuing and maturity of any of the Obligations has been accelerated” from the introductory paragraph of Section 10.3. and replacing it with “exists”.

(uu)    The Loan Agreement is amended by adding to the end of the second sentence of Section 11.4. the following: “; provided, a Lender's failure to provide such a “notice of default” to the Agent shall not result in any liability of such Lender to any other party under any of the Loan Documents”.

(vv)    Section 12.6. of the Loan Agreement is hereby amended by deleting subsection (b) in its entirety.

(ww)    The Loan Agreement is amended by adding “Eligible” after the phrase “bona fide” in Section 12.8.

(xx)    Section 12.9.(a) of the Loan Agreement is amended by deleting “or” before subsection (ix), renumbering the existing subsection (ix) as subsection (x), and inserting the following new subsection (ix) in the appropriate numerical order:

(ix)    any civil penalty or fine assessed by the OFAC against, and all costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Agent or any Lender as a result of conduct of the Borrower, any other Obligor or any other Subsidiary that violates a sanction administered or enforced by the OFAC; or

(yy)    Loan Agreement is amended by adding the following to the end of the last sentence of Section 12.9.(e):

; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

Section 3. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance satisfactory to the Agent:

(a)a counterpart of this Amendment duly executed by the Borrower, the Lenders, and the Agent;

(b)    the Guarantor Acknowledgment substantially in the form of Exhibit A attached to this Amendment duly executed by each existing Guarantor; and

(c)    such other documents, instruments and agreements as the Agent may reasonably request.

Section 4. Representations. The Borrower represents and warrants to the Agent and the Lenders that:

(a)    Authorization. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Loan Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Loan Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein and therein may be limited by equitable principles generally.

(b)    Compliance with Laws, etc. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Loan Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Governmental Approval or violate any Applicable Law (including Environmental Laws) relating to the Borrower or any other Obligor; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of Borrower or any other Obligor, or any indenture, agreement or other instrument to which the Borrower or any other Obligor is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Obligor.

(c)    No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

Section 5. Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower and the other Obligors to the Agent and the Lenders in the Loan Agreement and the other Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 6. Certain References. Each reference to the Loan Agreement in any of the Loan Documents shall be deemed to be a reference to the Loan Agreement as amended by this Amendment.

Section 7. Expenses. The Borrower shall reimburse the Agent upon demand for all reasonable out-of-pocket costs and expenses (including attorneys' fees) incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 12. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given such terms in the Loan Agreement as amended by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Term Loan Agreement to be executed as of the date first above written.

BORROWER:

COLONIAL REALTY LIMITED PARTNERSHIP

By:	Colonial Properties Trust, an Alabama Trust, its General
Partner

	By:		/s/ Jerry A. Brewer
		Name:	Jerry A. Brewer
		Title:	Executive Vice President - Finance

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[Signature Page to First Amendment to Term Loan Agreement with Colonial Properties Trust]

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Agent and as a Lender

By:		/s/ Winita Lau
	Name:	Winita Lau
	Title:	Vice President

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[Signature Page to First Amendment to Term Loan Agreement with Colonial Properties Trust]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:		/s/ Andrew T. White
	Name:	Andrew T. White
	Title:	Senior Vice President

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[Signature Page to First Amendment to Term Loan Agreement with Colonial Properties Trust]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:		/s/ Lee Hord
	Name:	Lee Hord
	Title:	Vice President

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[Signature Page to First Amendment to Term Loan Agreement with Colonial Properties Trust]

CAPITAL ONE, N.A., as a Lender

By:		/s/ Ashish Tandon
	Name:	Ashish Tandon
	Title:	Vice President

EXHIBIT A

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of March 30, 2012 (this “Acknowledgement”) executed by the undersigned (the “Guarantor”) in favor of Wells Fargo Bank, National Association, as Administrative Agent (the “Agent”) and each “Lender” a party to the Loan Agreement referred to below.

WHEREAS, Colonial Realty Limited Partnership, a Delaware limited partnership (the “Borrower”), each of the Lenders and the Agent have entered into that certain Term Loan Agreement dated as of July 22, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Guarantor is a party to that certain Guaranty dated as of July 22, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which it guarantied, among other things, the Borrower's obligations under the Loan Agreement on the terms and conditions contained in the Guaranty;

WHEREAS, the Borrower, the Agent and the Lenders party thereto are to enter into a First Amendment to Term Loan Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Loan Agreement on the terms and conditions contained therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Guarantor executes and delivers this Acknowledgement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Reaffirmation. The Guarantor hereby reaffirms its continuing obligations to the Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of the Guarantor thereunder.

Section 2. Governing Law. THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Counterparts. This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

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IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

COLONIAL PROPERTIES TRUST, an Alabama trust

By:
Name:
Title: